Exhibit 99.1

Policy, Government and Public Affairs Chevron Corporation P.O. Box 6078 San Ramon, CA 94583-0778 www.chevron.com
NEWS RELEASE

EXHIBIT 99.1
FOR RELEASE AT 5:30 AM PDT
MAY 1, 2009
CHEVRON REPORTS FIRST QUARTER EARNINGS OF $1.84 BILLION,
DOWN 64 PERCENT FROM FIRST QUARTER 2008
• Upstream earnings of $1.27 billion decline 75 percent on lower prices for crude oil and natural gas
• Downstream earnings of $823 million increase from year earlier mainly on gains from asset sales
     SAN RAMON, Calif., May 1, 2009 — Chevron Corporation (NYSE: CVX) today reported earnings of $1.84 billion ($0.92 per share — diluted) for the first quarter 2009, compared with $5.17 billion ($2.48 per share — diluted) in the 2008 first quarter. Earnings in the 2009 period included gains of approximately $400 million ($0.20 per share) on downstream asset sales.
     Sales and other operating revenues in the first quarter 2009 were $35 billion, down from $65 billion in the year-ago period due mainly to lower prices for refined products and crude oil.
Earnings Summary

	Three Months Ended
	March 31
Millions of dollars	2009	2008

Earnings by Business Segment
Upstream - Exploration and Production	$1,269	$5,128
Downstream - Refining, Marketing and Transportation	823	252
Chemicals	39	43
All Other	(294)	(255)

Total (1) (2)	$1,837	$5,168

(1) Includes foreign currency effects	$(54)	$(45)
(2) Net income attributable to Chevron Corporation (See Attachment 1)
     “Operationally, we had an excellent quarter,” said Chairman and CEO Dave O’Reilly, “with oil production and refinery inputs both higher than a year ago and operating expenses lower. However, upstream earnings declined sharply on lower prices for crude oil and natural gas. Downstream profits improved mainly on gains from asset sales, while margins on the sale of refined products recovered only slightly from a depressed level in last year’s first quarter.”
     O’Reilly said production increases in the first quarter included volumes from start-up of deepwater projects last year at Agbami in Nigeria and Blind Faith in the United States and from expansion activities completed last year at Tengiz in Kazakhstan.
     Deepwater production start-ups in 2009 are scheduled at 58 percent-owned Tahiti in the U.S. Gulf of Mexico, 31 percent-owned Tombua-Landana in Angola and 52 percent-owned Frade in Brazil. Total maximum oil-equivalent production is estimated at 135,000 barrels per day from Tahiti by the end of 2009, while Tombua-Landana and Frade are expected to reach maximums of 100,000 barrels per day and 90,000 barrels per day, respectively, in 2011.
     O’Reilly said operational successes in the first quarter of this year also included a deepwater oil discovery in the U.S. Gulf of Mexico at the 55 percent-owned Buckskin prospect and completion of an exploration and appraisal program for the Wheatstone and Iago fields offshore northwest Australia. Chevron has a 100 percent interest in Wheatstone and a two-thirds interest in Iago. Resources from Wheatstone and Iago are expected to support the construction of a two-train LNG plant and domestic natural-gas plant.
UPSTREAM — EXPLORATION AND PRODUCTION
     Worldwide oil-equivalent production was 2.66 million barrels per day in the first quarter 2009, up 64,000 barrels per day from the corresponding 2008 period. The increase was driven by the effect of production start-ups during 2008 and the impact of lower prices on cost-recovery and variable-royalty volumes in certain production contracts outside the United States. Production quotas imposed by OPEC curtailed company production by about 50,000 barrels per day. At the end of the period, approximately 35,000 barrels per day of production remained offline in the Gulf of Mexico due to damage caused by hurricanes last September, with restoration of the volumes to occur as repairs to third-party pipelines and producing facilities are completed.
     U.S. Upstream

	Three Months
	Ended March 31
Millions of Dollars	2009	2008

Earnings	$21	$1,599

     U.S. upstream earnings of $21 million in the first quarter of 2009 were down $1.6 billion from the year-ago period on sharply lower prices for crude oil and natural gas and a decline in natural-gas production. The 2009 quarter also included about $100 million of write-offs associated with exploration activities.
     The company’s average sales price per barrel of crude oil and natural gas liquids was $36 in the 2009 quarter, down $51 from a year earlier. The average price of natural gas of $4.14 per thousand cubic feet in 2009 was $3.41 lower.
     Net oil-equivalent production of 671,000 barrels per day in the 2009 period was down 44,000. The lower volumes were mainly due to production shut in as a result of last year’s hurricanes and normal field declines. Partially offsetting these effects was an increase of 35,000 barrels per day between periods that was associated with the late-2008 start-up of the Blind Faith project in the Gulf of Mexico. The net liquids component of production was up about 1 percent to 441,000 barrels per day between periods. Net natural gas production of 1.38 billion cubic feet per day in the 2009 quarter declined 17 percent, with nearly half the decline associated with the hurricane effects.
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     International Upstream

	Three Months
	Ended March 31
Millions of Dollars	2009	2008

Earnings*	$1,248	$3,529

* Includes foreign currency effects	$33	$(167)
     International upstream earnings of $1.2 billion decreased $2.3 billion from the first quarter 2008 due mainly to lower prices for crude oil. A benefit between periods from higher sales volumes in various regions was largely offset by higher depreciation expenses. Foreign-exchange effects increased income by $33 million in the 2009 period but reduced earnings $167 million a year earlier.
     The average sales price for crude oil and natural gas liquids in the 2009 quarter declined about $47 per barrel to $39. The price of natural gas decreased 62 cents to $4.21 per thousand cubic feet.
     Net oil-equivalent production of 1.99 million barrels per day in the 2009 first quarter was 108,000 higher than a year ago. The increase included about 150,000 barrels per day of production associated with the mid-2008 start-up at Agbami in Nigeria and the expansion project at Tengiz in Kazakhstan. The impact of lower prices on cost-recovery volumes and other contractual provisions affecting Chevron’s share of production resulted in a net increase of about 50,000 barrels per day between periods. These effects were partially offset by OPEC-related curtailments of about 50,000 barrels per day and lower natural gas production in Thailand. The net liquids component of production increased about 10 percent from a year ago to 1.38 million barrels per day, while net natural gas production declined about 3 percent to 3.64 billion cubic feet per day.
DOWNSTREAM — REFINING, MARKETING AND TRANSPORTATION
     U.S. Downstream

	Three Months
	Ended March 31
Millions of Dollars	2009	2008

Earnings	$133	$4

     U.S. downstream earnings of $133 million in the first quarter 2009 increased $129 million on a slight improvement in refined-product margins from the depressed level a year ago.
     Refinery crude-input of 938,000 barrels per day was up 44,000 from the first quarter 2008. Refined-product sales volumes were 1.40 million barrels per day in the first quarter 2009, down 2 percent from the year-ago period. Branded gasoline sales were up 2 percent between quarters to 613,000 barrels per day.
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     International Downstream

	Three Months
	Ended March 31
Millions of Dollars	2009	2008

Earnings*	$690	$248

* Includes foreign currency effects	$(65)	$111
     International downstream earnings of $690 million increased $442 million from the first quarter 2008. The 2009 quarter included gains of $400 million associated mainly with sales of marketing businesses in Nigeria and Brazil. Margins on the sale of refined products were slightly higher between periods, and operating and selling expenses declined. Foreign currency effects reduced earnings in the 2009 quarter by $65 million but benefited income $111 million a year earlier.
     Refinery crude-input of 985,000 barrels per day was about 2 percent higher than the first quarter of 2008. Total refined-product sales volumes of 1.96 million barrels per day declined 5 percent from last year’s first quarter on lower sales of fuel oil, gas oil and gasoline.
CHEMICALS

	Three Months
	Ended March 31
Millions of Dollars	2009	2008

Earnings*	$39	$43

* Includes foreign currency effects	$7	$(1)
     Chemical operations earned $39 million in the first quarter 2009, a decline of $4 million from a year earlier. The 2008 period included a charge of approximately $40 million for environmental remediation costs at a closed manufacturing facility. Between quarters, margins were lower on the sale of lubricant and fuel additives for Chevron’s Oronite subsidiary and on sales of commodity chemicals by the 50 percent-owned Chevron Phillips Chemical Company LLC.
ALL OTHER

	Three Months
	Ended March 31
Millions of Dollars	2009	2008

Net Charges*	$(294)	$(255)

* Includes foreign currency effects	$(29)	$12
     All Other consists of mining operations, power generation businesses, worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities, alternative fuels and technology companies.
     Net charges in the first quarter 2009 were $294 million, compared with $255 million in last year’s first quarter. Foreign currency effects increased net charges by $29 million in 2009, compared with a benefit of $12 million in the year-ago period. Changes in other corporate items were essentially offsetting.
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CAPITAL AND EXPLORATORY EXPENDITURES
     Capital and exploratory expenditures in the first quarter 2009 were $6.5 billion, compared with $5.1 billion in the corresponding 2008 period. These amounts included approximately $300 million and $500 million, respectively, for the company’s share of expenditures by affiliates, which did not require cash outlays by Chevron’s consolidated companies. Outlays in the 2009 quarter included $2 billion for an upstream concession extension. Expenditures for upstream projects in the first quarter 2009 represented 85 percent of the companywide total.
# # #
NOTICE
     Chevron’s discussion of first quarter 2009 earnings with security analysts will take place on Friday, May 1, 2009, at 8:00 a.m. PDT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s Web site at www.chevron.com under the “Investors” section. Additional financial and operating information will be contained in the Investor Relations Earnings Supplement that will be available under “Events and Presentations” in the “Investors” section on the Web site.
     Chevron will post selected second quarter 2009 interim performance data for the company and industry on its Web site on Thursday, July 9, 2009, at 2:00 p.m. PDT. Interested parties may view this interim data at www.chevron.com under the “Investors” section.
CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION
FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes, “seeks,” “schedules,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are crude-oil and natural-gas prices; refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude-oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude-oil and natural-gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s net production or manufacturing facilities or delivery/transportation networks due to war, accidents, political events, civil unrest, severe weather or crude-oil production quotas that might be imposed by OPEC (Organization of Petroleum Exporting Countries); the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental statutes, regulations and litigation; the potential liability resulting from pending or future litigation; the company’s acquisition or disposition of assets; gains and losses from asset dispositions or impairments; government-mandated sales, divestitures, recapitalizations, industry-specific taxes, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” on pages 30 and 31 of the company’s 2008 Annual Report on Form 10-K. In addition, such statements could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed in this report could also have material adverse effects on forward-looking statements.
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Attachment 1
CHEVRON CORPORATION — FINANCIAL REVIEW
(Millions of Dollars, Except Per-Share Amounts)

CONSOLIDATED STATEMENT OF INCOME	Three Months
(unaudited)	Ended March 31
	2009	2008 (1)
REVENUES AND OTHER INCOME
Sales and other operating revenues (2)	$34,987	$64,659
Income from equity affiliates	611	1,244
Other income	532	43

Total Revenues and Other Income	36,130	65,946

COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products, operating and other expenses	26,104	48,583
Depreciation, depletion and amortization	2,867	2,215
Taxes other than on income (2)	3,978	5,443
Interest and debt expense	8	—

Total Costs and Other Deductions	32,957	56,241

Income Before Income Tax Expense	3,173	9,705
Income tax expense	1,319	4,509

Net Income	$1,854	$5,196
Less: Net income attributable to noncontrolling interests	17	28

NET INCOME ATTRIBUTABLE TO CHEVRON CORPORATION	$1,837	$5,168

PER-SHARE OF COMMON STOCK (3)
Net Income Attributable to Chevron Corporation
- Basic	$0.92	$2.50
- Diluted	$0.92	$2.48
Dividends	$0.65	$0.58

Weighted Average Number of Shares Outstanding (000’s)
- Basic	1,991,128	2,066,420
- Diluted	1,999,509	2,080,209

(1)	Amounts have been reclassified to reflect the implementation of FAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.

(2)	Includes excise, value-added and similar taxes.	$1,910	$2,537

(3)	Amounts are calculated on a basis consistent with prior periods, using "Net Income Attributable to Chevron Corporation."

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Attachment 2
CHEVRON CORPORATION — FINANCIAL REVIEW
(Millions of Dollars)
(unaudited)

	Three Months
EARNINGS BY MAJOR OPERATING AREA	Ended March 31
	2009	2008
Upstream – Exploration and Production
United States	$21	$1,599
International	1,248	3,529

Total Exploration and Production	1,269	5,128

Downstream – Refining, Marketing and Transportation
United States	133	4
International	690	248

Total Refining, Marketing and Transportation	823	252

Chemicals	39	43
All Other (1)	(294)	(255)

Total (2)	$1,837	$5,168

SELECTED BALANCE SHEET ACCOUNT DATA	Mar. 31, 2009	Dec. 31, 2008
Cash and Cash Equivalents	$9,150	$9,347
Marketable Securities	$154	$213
Total Assets	$159,426	$161,165
Total Debt	$12,194	$8,901
Total Chevron Corporation Stockholders’ Equity	$87,313	$86,648

	Three Months
	Ended March 31
	2009	2008
CAPITAL AND EXPLORATORY EXPENDITURES (3)
United States
Upstream – Exploration and Production	$1,017	$1,451
Downstream – Refining, Marketing and Transportation	370	372
Chemicals	36	106
Other	69	123

Total United States	1,492	2,052

International
Upstream – Exploration and Production	4,457	2,836
Downstream – Refining, Marketing and Transportation	505	229
Chemicals	11	9
Other	1	1

Total International	4,974	3,075

Worldwide	$6,466	$5,127

(1)	Includes mining operations, power generation businesses, worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities, alternative fuels and technology companies.

(2)	Net Income Attributable to Chevron Corporation (See Attachment 1)

(3)	Includes interest in affiliates:

United States	$40	$122
International	245	378

Total	$285	$500

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Attachment 3
CHEVRON CORPORATION — FINANCIAL REVIEW

	Three Months
	Ended March 31
	2009	2008
OPERATING STATISTICS (1)
NET LIQUIDS PRODUCTION (MB/D):
United States	441	437
International	1,360	1,228

Worldwide	1,801	1,665

NET NATURAL GAS PRODUCTION (MMCF/D): (2)
United States	1,379	1,666
International	3,642	3,768

Worldwide	5,021	5,434

OTHER PRODUCTION — OIL SANDS (INTERNATIONAL) (MB/D):	25	28

TOTAL NET OIL-EQUIVALENT PRODUCTION (MB/D): (3)
United States	671	715
International	1,992	1,884

Worldwide	2,663	2,599

SALES OF NATURAL GAS (MMCF/D):
United States	6,374	8,003
International	4,257	4,174

Worldwide	10,631	12,177

SALES OF NATURAL GAS LIQUIDS (MB/D):
United States	151	146
International	116	133

Worldwide	267	279

SALES OF REFINED PRODUCTS (MB/D):
United States	1,403	1,433
International (4)	1,960	2,053

Worldwide	3,363	3,486

REFINERY INPUT (MB/D):
United States	938	894
International	985	967

Worldwide	1,923	1,861

(1)	Includes interest in affiliates.

(2)	Includes natural gas consumed in operations (MMCF/D):

United States	59	92
International	500	483

(3)	Net oil-equivalent production is the sum of net liquids production, net natural gas production and oil sands production. The oil-equivalent gas conversion ratio is 6,000 cubic feet of natural gas = 1 barrel of crude oil.

(4) Includes share of affiliate sales (MB/D):	489	498